UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

Penwest Pharmaceuticals Co.

(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2004, Penwest Pharmaceuticals Co. (“Penwest”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”), to sell 3,125,000 shares of Penwest’s common stock (the “Shares”) at a purchase price of $11.20 per Share to the purchasers named therein. Pursuant to the Share Purchase Agreement, Penwest agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission no later than January 13, 2005, registering the resale of the Shares. The failure to file the registration statement on or prior to January 13, 2005 will result in financial penalties to Penwest. Penwest also agreed to use its reasonable best efforts to have the registration statement declared effective as soon as practicable after the filing date of the registration statement, but in any event within 90 days after the filing date of the registration statement, and to maintain the registration statement’s effectiveness until the earlier of (i) December 14, 2006 and (ii) the date all of the Shares have been resold by the original purchasers. The sale of the Shares closed on December 14, 2004.

The foregoing summary of the terms of the Share Purchase Agreement is subject to, and qualified in its entirety by, the Share Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The sale of the Shares pursuant to the Share Purchase Agreement is described in further detail under Item 3.02 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On December 14, 2004, Penwest sold 3,125,000 shares of its common stock at a purchase price of $11.20 per share to institutional and other accredited investors (the “Private Placement”). The Private Placement resulted in net proceeds to Penwest of approximately $32.8 million.

In connection with the Private Placement, Penwest paid an aggregate commission of $2.1 million, representing 6% of the gross proceeds from the Private Placement, to Banc of America Securities LLC and SunTrust Robinson Humphrey, the placement agents for the Private Placement. In addition, Penwest will reimburse the placement agents for their reasonable out of pocket expenses incurred in connection with the Private Placement.

The Shares were offered and sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 8.01. Other Events.

On December 10, 2004, Penwest announced that it had entered into the Share Purchase Agreement for the sale of the Shares in the Private Placement. A copy of the press release announcing the Share Purchase Agreement and the Private Placement is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.

Date: December 14, 2004	By:	/s/ Jennifer L. Good

Jennifer L. Good
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Share Purchase Agreement, by and among Penwest Pharmaceuticals Co. and the Purchasers named in Exhibit A attached thereto, dated December 10, 2004.

99.2	Press Release of Penwest Pharmaceuticals Co., dated December 10, 2004.